Exhibit 32

Simpson Manufacturing Co., Inc. and Subsidiaries

Section 1350 Certifications

The undersigned, Thomas J Fitzmyers and Michael J. Herbert, being the duly elected and acting Chief Executive Officer and Chief Financial Officer, respectively, of Simpson Manufacturing Co., Inc., a Delaware corporation (the “Company”), hereby certify that the quarterly report of the Company on Form 10-Q for the quarterly period ended June 30, 2008, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 8, 2008	/s/Thomas J Fitzmyers
Thomas J Fitzmyers
Chief Executive Officer

/s/Michael J. Herbert
Michael J. Herbert
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Simpson Manufacturing Co., Inc. and will be retained by Simpson Manufacturing Co., Inc. and furnished to the Securities and Exchange Commission or its staff on request.